Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of Bank of America Corporation (the “Corporation”), whose signatures appear below, hereby makes, constitutes and appoints David G. Leitch and Ross E. Jeffries, Jr., and each of them acting individually, his or her true and lawful attorneys-in-fact and agents with power to act without the other and with full power of substitution, to prepare, execute, deliver and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in his or her name and on his or her behalf, and in each of the undersigned’s capacity or capacities as shown below, a shelf Registration Statement on Form S-3 registering the Corporation’s debt, equity and other securities, which may be offered and sold from time to time, or may be reoffered or resold in market-making transactions by affiliates of the Corporation, and any and all amendments thereto (including post-effective amendments), granting unto said attorneys-in-fact and agents full power and authority to do and perform every act and thing necessary or incidental to the performance and execution of the powers granted herein, and ratifying and confirming all acts and things which said attorneys-in-fact and agents might do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, each of the undersigned officers and directors has executed this Power of Attorney as of the date indicated below.

Signature	Title	Date
/s/ Brian T. Moynihan
Chief Executive Officer, Chairman and Director (Principal Executive Officer)
March 7, 2018
Brian T. Moynihan

/s/ Paul M. Donofrio	Chief Financial Officer (Principal Financial Officer)	March 7, 2018
Paul M. Donofrio

/s/ Rudolf A. Bless	Chief Accounting Officer (Principal Accounting Officer)	March 7, 2018
Rudolf A. Bless

/s/ Sharon L. Allen	Director	March 7, 2018
Sharon L. Allen

Director
Susan S. Bies

/s/ Jack O. Bovender, Jr.	Director	March 7, 2018
Jack O. Bovender, Jr.

/s/ Frank P. Bramble, Sr.	Director	March 7, 2018
Frank P. Bramble, Sr.

/s/ Pierre de Weck	Director	March 7, 2018
Pierre de Weck

/s/ Arnold W. Donald	Director	March 7, 2018
Arnold W. Donald

/s/ Linda P. Hudson	Director	March 7, 2018
Linda P. Hudson

Signature	Title	Date

/s/ Monica C. Lozano	Director	March 7, 2018
Monica C. Lozano

/s/ Thomas J. May	Director	March 6, 2018
Thomas J. May

/s/ Lionel L. Nowell, III	Director	March 7, 2018
Lionel L. Nowell, III

/s/ Michael D. White	Director	March 7, 2018
Michael D. White

/s/ Thomas D. Woods	Director	March 6, 2018
Thomas D. Woods

/s/ R. David Yost	Director	March 9, 2018
R. David Yost

/s/ Maria T. Zuber	Director	March 7, 2018
Maria T. Zuber

2